FOR IMMEDIATE RELEASE	News Release
Mark S. Newman, Former Chairman and CEO of DRS Technologies,
Elected to the Mercury Systems Board of Directors

CHELMSFORD, Mass. − June 1, 2015 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a leading high-tech commercial provider of more affordable secure and sensor processing subsystems powering today’s critical defense and intelligence applications, announced the election of Mark S. Newman to its Board of Directors.

Mr. Newman was the Chairman and Chief Executive Officer of DRS Technologies, Inc. until his retirement in January 2012. Under Mr. Newman's leadership, DRS became an established market leader in defense electronics. Through innovation in its core businesses and scaling the business significantly through numerous acquisitions, Mr. Newman transformed DRS prior to its sale to Finmeccanica S.p.A. for $5.2 billion in 2008. Mr. Newman is also a director on the boards of American Biltrite, Inc. and ISO Group.
"We are pleased to welcome Mark to the Board, given his wealth of executive experience growing and scaling a large defense electronics business," said Mark Aslett, President and CEO of Mercury Systems. "His tenure in the defense industry and focus on innovation as well as mergers and acquisitions clearly align with our business strategy going forward."
For more information on Mercury Systems' Board of Directors, visit the Company’s Investor Relations website.
Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is the better alternative for affordable, secure and sensor processing subsystems designed and made in the USA. Optimized for program and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence applications on more than 300 programs such as Aegis, Patriot, SEWIP, F-35 and Gorgon Stare. Headquartered in Chelmsford, Massachusetts, Mercury Systems is a high-tech commercial company purpose-built to meet rapidly evolving next-generation defense electronics challenges. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the election of the new director described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mark S. Newman Elected to the Mercury Systems Board of Directors, Page 2

interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, divestitures and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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Contact:
Robert McGrail, Director of Corporate and Investor Communications
Mercury Systems, Inc.
+1 978-967-1366 / rmcgrail@mrcy.com

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY